Registration No. 33-57024
                                                     Rule 424(b)(3)


         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 23, 1993

                ML Home Equity Loan Asset Backed Certificates,
                      Series 1993-1, Class A and Class B
                       MERRILL LYNCH CREDIT CORPORATION
                                   Servicer
                  MERRILL LYNCH HOME EQUITY ACCEPTANCE, INC.
                                    Seller

  --------------------------------------------------------------------------

     On February 26, 1993, the ML Home Equity Loan Trust 1993-1 (the "Trust") issued the ML Home Equity Loan Asset Backed Certificates, Series 1993-1 in an original aggregate principal amount of $303,380,000. Each Certificate represented an undivided interest in the Trust created pursuant to a Pooling and Servicing Agreement dated as of February 1, 1993 by and among Merrill Lynch Home Equity Acceptance, Inc., as seller, Merrill Lynch Credit Corporation, as servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus (the "Prospectus") supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Equity Access Program--Delinquency and Loan Loss Experience" on page 22 of the Prospectus are hereby updated, in their entirety, as follows:


                     MORTGAGE LOAN DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                                                       As of December 31,
					------------------------------------------------------------------------------------
                                        1991           1992           1993          1994           1995            1996
					-----	      --------	     ---------	   -------	---------	------------
Number of revolving credit
  line loans serviced . . . . . .         15,913         15,084         13,839        15,598         25,056           28,368
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . .     $1,073,492     $1,062,930     $1,037,427    $1,079,693     $1,293,483       $1,353,800
Loan balance of revolving
  credit line loans 2 months
  delinquent  . . . . . . . . . .     $    2,250     $    3,717     $    5,161    $    5,358     $    8,447       $    8,292
Loan balance of revolving
  credit line loans 3 months
  or more delinquent  . . . . . .     $   22,361     $   18,751     $   17,508    $   22,989     $   33,763       $   39,508
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance of
  revolving credit line loans . .          2.29%          2.11%          2.19%         2.63%          3.26%            3.53%



                         MORTGAGE LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)


                                                                       As of December 31,
				     ---------------------------------------------------------------------------------------
                                        1991           1992           1993          1994           1995            1996
				     ----------	      ---------	   ----------	  -----------	 -----------	------------
Number of revolving credit
  line loans serviced . . . . . .         15,913         15,084         13,839        15,598         25,056           28,368
Aggregate loan balance of
  revolving credit line
  loans serviced  . . . . . . . .     $1,073,492     $1,062,930     $1,037,427    $1,079,693     $1,293,483       $1,353,800
For the Period:
  Gross Charge-offs
    dollars . . . . . . . . . . .     $      936     $    1,447     $    3,153    $    1,118     $    3,700       $    1,860
  Percentage(1)                            0.09%          0.14%          0.30%         0.10%          0.29%            0.14%



__________________________
(1) As a percentage of aggregate balance of revolving credit line loans serviced.

     Additionally, the information contained in the table entitled "Cut-Off Date Trust Balances" under the heading "The Mortgage Loan Pool" on page 25 of the Prospectus are hereby updated to indicate, as of December 31, 1996, the Loan Balances of the Mortgage Loans:


                                TRUST BALANCES AS OF DECEMBER 31, 1996



                                                                                            % of Pool
                                              Number of              Trust                  by Trust
         Range of Trust Balances            Mortgage Loans          Balance                  Balance
---------------------------------------     --------------     --------------               ---------
$  4,999.99 or Lower. . . . . . . . . .              74        $   164,632.20                 0.25%
$  5,000.00- 9,999.99 . . . . . . . . .             152          1,087,899.15                 1.68
$  10,000.00-    14,99.99 . . . . . . .             111          1,358,916.60                 2.10
$  15,000.00-    19,99.99 . . . . . . .              91          1,563,282.08                 2.42
$  20,000.00-    24,99.99 . . . . . . .              59          1,343,098.62                 2.08
$  25,000.00-    29,999.99  . . . . . .              56          1,545,042.25                 2.39
$  30,000.00-    34,999.99  . . . . . .              43          1,394,866.74                 2.16
$  35,000.00-    39,999.99  . . . . . .              42          1,584,971.46                 2.45
$  40,000.00-    44,999.99  . . . . . .              40          1,703,642.33                 2.64
$  45,000.00-    49,999.99  . . . . . .              32          1,522,980.84                 2.36
$  50,000.00-    54,999.99  . . . . . .              28          1,452,582.54                 2.25
$  55,000.00-    59,999.99  . . . . . .              28          1,614,984.57                 2.50
$  60,000.00-    64,999.99  . . . . . .              26          1,630,969.49                 2.53
$  65,000.00-    69,999.99  . . . . . .              11            735,402.69                 1.14
$  70,000.00-    74,999.99  . . . . . .              13            945,860.94                 1.46
$  75,000.00-    99,999.99  . . . . . .              56          4,837,723.88                 7.49
$  100,000.00-  149,999.99  . . . . . .              71          8,595,379.07                13.33
$  150,000.00-  199,999.99  . . . . . .              29          5,069,773.81                 7.85
$  200,000.00-  249,999.99  . . . . . .              17          3,968,863.53                 6.15
$  250,000.00-  299,999.99  . . . . . .              13          3,592,076.20                 5.56
$  300,000.00-  349,999.99  . . . . . .              15          4,905,941.05                 7.60
$  350,000.00-  399,999.99  . . . . . .               3          1,140,342.84                 1.77
$  400,000.00-  449,999.99  . . . . . .               1            412,722.83                 0.64
$  450,000.00-  499,999.99  . . . . . .               3          1,454,041.03                 2.25
$  500,000.00-  549,999.99  . . . . . .               4          2,087,902.21                 3.23
$  550,000.00-  599,999.99  . . . . . .               1            576,241.41                 0.89
$  600,000.00-  649,999.99  . . . . . .               2          1,270,177.31                 1.97
$  650,000.00-  699,999.99  . . . . . .               1            665,466.79                 1.03
$  700,000.00-  749,999.99  . . . . . .               2          1,439,259.94                 2.23
$  750,000.00-  799,999.99  . . . . . .               1            796,466.17                 1.23
$  900,000.00-  999,999.99  . . . . . .               1            941,372.11                 1.46
$1,400,000.00-1,499,999.99  . . . . . .               1          1,497,839.42                 2.32
$1,600,000.00-1,699,999.99  . . . . . .               1          1,671,922.14                 2.59
						  -----	       --------------	            ------
                   TOTALS . . . . . . .           1,028        $64,572,644.24               100.00%
						  =====	       ==============	            ======

                             ____________________

                The date of this Supplement is March 31, 1997.